Exhibit 99.1

Contact:   Joseph C. Adams,
Chief Executive Officer
      Matthew D. Mullet,
Chief Financial Officer
                      (425) 771-5299
                      www.FSBWA.com

FS Bancorp Announces Promotions of Senior Officers of 1st Security Bank and Adoption of a Stock Repurchase 10b5-1 Plan

Mountlake Terrace, WA – February 1, 2016 – FS Bancorp, Inc. (NASDAQ:FSBW), the holding company for 1st Security Bank of Washington (“1st Security Bank” or the “Bank”), announced today that the Bank  promoted Mr. Donn C. Costa and Ms. Debbie Steck to Executive Vice Presidents of Home Lending for 1st Security Bank.  Mr. Costa and Ms. Steck previously served as Senior Vice Presidents for the Bank’s home lending team and both joined the Bank in 2011 having previously worked for Golf Savings Bank.  Each of the executives has entered into change of control agreements with the Bank in connection with their promotions.  The Bank also entered into a change of control agreement with Dennis O’Leary, Chief Lending Officer.

"Donn and Debbie are central to the success achieved at 1st Security Bank and we are pleased to announce their promotions," said Mr. Joe Adams, Chief Executive Officer of 1st Security Bank. “The Bank’s Board of Directors, in these promotions, is recognizing what an important resource they have become for 1st Security Bank.  They have been instrumental in our accomplishments in home lending and we are excited about the future as we continue to grow and expand on our opportunities in this area.”

Additionally, the Company announced that its Board of Directors adopted a pre-arranged stock trading plan for the purpose of repurchasing a limited number of shares of the Company’s common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Rule 10b5-1 allows a company to adopt a written, pre-arranged stock trading plan at a time when it does not have material, non-public information and avoids concerns about whether it had material, non-public information at the time of the repurchase transactions pursuant to the plan.

Repurchases under the Company’s 10b5-1 plan will be administered through an independent broker. The plan will cover the repurchase of shares commencing no earlier than February 29, 2016, and expiring August 31, 2016. Repurchases are subject to SEC requirements as well as certain price, volume, and timing constraints specified in the plan.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank provides loan and deposit services to customers who are predominantly small and middle-market businesses and individuals in western Washington through its seven branches in communities in the greater Puget Sound area.  The Bank services home mortgage customers throughout Washington State with an emphasis in the Puget Sound and Tri-Cities markets.  1st Security Bank received an “outstanding” rating on its last Community Reinvestment Act examination.  The Bank was also rated the #1 Bank based in Washington by Banker’s Caddy, an independent bank rating firm, as reported in the Puget Sound Business Journal on March 11, 2015. Most recently 1st Security Bank was named a Bronze Medal winner (3rd place) in its class in the Puget Sound Business Journal’s 2015 Washington’s Best Workplaces contest.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; our ability to execute our plans to grow our residential construction lending, our mortgage banking operations and our warehouse lending and the geographic expansion of our indirect home improvement lending; secondary market conditions for loans and our ability to sell loans in the secondary market; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC-which are available on our website at www.fsbwa.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2016 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.